Exhibit 10.8
CONTRACT FOR THE SALE
OF CoCu Concentrate
N° CTA/507/KCO
Between :
CENTRAL TRADING OF AFRICA Ltd,
12 The Shrubberies, George Lane GB — London E18 1 BD, represented herein by Mr Axel WEND
Hereinafter referred to as CTA
And
OMG KOKKOLA CHEMICALS Oy, a company organized and existing under the laws of the Republic of Finland, represented by Mr. JORAN SOPO;
Hereinafter referred to as KCO
IT IS HEREBY AGREED AS FOLLOWS:
Table of contents:
ARTICLE 1 . DEFINITIONS
ARTICLE 2 : PURPOSE — DURATION and RECONDUCTION
ARTICLE 3 : CHARACTERISTICS & SPECIFICATIONS OF THE PRODUCTS TO BE DELIVERED
ARTICLE 4: PRICE
4.1. Reference and Quotational Period
4.2. Price Calculation
4.3. Penalty— Premium for the Cobalt
4.4. Invoicing
ARTICLE 5 : SAMPLING AND FINAL ANALYSIS
5.1. Weighing — Sampling
5.2. Analysis
ARTICLE 6 : APPOINTMENT
ARTICLE 7 : NOTICES
ARTICLE 8 : QUOTATIONAL PERIOD
ARTICLE 9 : FORCE MAJEURE
ARTICLE 10 : REFERENCE DOCUMENT
ARTICLE 11 : AMENDMENT
ARTICLE 12 : NON WAIVER
ARTICLE 13 : VALIDITY OF CLAUSES AND HEADINGS
ARTICLE 14 : INTERPRETATION
ARTICLE 15 : AMICABLE SETTLEMENT
ARTICLE 16 : JURISDICTION — LANGUAGE
ARTICLE 1 : DEFINITIONS
Wherever used in this contract unless the context otherwise requires:
CIF: means loaded on boat, packing big bags included, African port to Kokkola port Finland, transport and insurance charges to CTA according to Incoterms 2000.
Business Day means a day which is not a Saturday, Sunday or a public holiday in Europe or Africa, in such a way that is any period end a non Business Day, it will expire the first next Business Day
LMB: means London Metal Bulletin.
LME: means London Metal Exchange.
Dispatched Lot and Dispatched Sub-Lot: shall designate any lot of CoCu Concentrate, sent from the Democratic Republic of Congo (Katanga) for purchase by KCO. The lots will be labelled by CTA by affixing a code and number on each big bag.
Shipping means the quantity of CoCu Concentrate shipped in an African port. On its arrival in Kokkola it should be divided in Received Lots.
Received Lot : means the Cobaltiferous Product received by KCO in Kokkola, containing approximately **. Each Received Lot can be a sub-division of a Shipping.
Month means calendar Month.
Quotational period: shall mean the period taken into consideration for invoicing, as specified into article 4.1. hereafter.
CoCu Concentrate: shall designate the materials defined into article 3 hereafter.
Ton and metric Ton means 2204,62 pounds
WMT means wet metric ton.
DMT means dry metric ton.
USD means lawful currency of the United States of America
ARTICLE 2 : PURPOSE — DURATION and RECONDUCTION
The purpose of this contract is related to the delivery of CoCu Concentrate of ** of Cobalt contained divided into ** Monthly Shipping of ** of Cobalt contained.
This CoCu Concentrate shall be forwarded out of Katanga to be delivered CIF (Incoterms 2000) to Kokkola -Finland
This contract enter into force on October 1st, 2007.
The parties will meet on or before ** latest for a possible renewal of the quantities for the **
ARTICLE 3: CHARACTERISTICS & SPECIFICATIONS OF THE PRODUCTS TO BE DELIVERED
Taking into account article 2, CTA agrees to sell and deliver and KCO agrees to purchase CoCu Concentrate having the following characteristics assayed on a dry basis:
**
These CoCu Concentrate shall be ex ** exclusively.
ARTICLE 4: PRICE

4.1. Reference and Quotation Period
4.1.1 For the Cobalt contained:
**
4.1.2. For the Copper contained:
**
4.2. Price calculation
4.2.1 For the Cobalt contained:
The payable amount for the Cobalt Contained is fixed as follows:
**
4.2.2 For the Copper contained
The amount payable for Copper contained Is determined according to following formula:
**
4.3. Penalty — Premium for the Cobalt
4.3.1 Penalty if the Cobalt contained is **
If Co-contained in a Received Lot is ** there will be a discount of the price defined here above.
The discount is **.
The discount is **.
4.3.2 Premium if the Cobalt contained is **
If Co-contained in Received Lot is ** there will be a premium of the price defined here above.
The premium is **.
The premium is **.
4.4. Invoicing / Payments
4.4.1. Provisional invoice / payment
A first provisional invoice will be issued as on loading African Port. It shall be drawn on the basis of the Producer’s analysis and calculated under the terms of article 4.1. and 4.2, but with reference to the **.
** of the provisional invoice will be payable within ** subjected to the transmission of the following documents:
- a Commercial Invoice,
- the table of loading
- an original set of Bill of Lading

4.4.2. Final Invoice
The final invoice shall be issued according to the terms of article 4.1 and 4.2 after final weights, prices and assays as specified in article 5, are known. The final amount shall be payable at sight, after deduction of the amount paid under the provisional invoice.
ARTICLE 5 : SAMPLING AND FINAL ANALYSIS
On the arrival of any Received Lot at Kokkola, it will be proceed as follows at Buyer’s cost:
5.1. Weighing — Sampling
The sampling operation will be carried as on arrival of the Products at the plant of destination by Finnish Cargo Control Ltd. (acting as independent controller) and latest 15 calendar days after arrival at the Port of Kokkola.
Any weighed and sampled lot will constitute a Received Lot with which all the provisions of this article and its continuations that it induces will apply.
For any sampled lot, each party shall receive from Finnish Cargo Control Ltd. two sealed samples set, one for its own analysis and the other one being hold for reserve in case of umpire analysis.
Finnish Cargo Control Ltd. will preserve too one sample set in case of umpire assay.
Each party shall have the right to assist or to be represented during the sampling operation.
Within 15 calendar days from sampling, Finnish Cargo Control Ltd. weighing report with determination of moisture and dry weigh shall be sent to the parties.
Such weights shall be final.
Finnish Cargo Control Ltd. shall include in its weighing and sampling report all the references related to the loading tables.
The samples for CTA will have to arrive to TEA Pty (South Africa) within 15 calendars days after the date of operations of sampling. GFI, agent for CTA, shall be inform of the sending by email.
5.2. Analysis
Assays shall be made independently by KCO and CTA and these results shall be exchanged on a way and date to be mutually agreed upon.
If the difference of assays for Co and Cu is not higher than ** the accepted contained shall be the arithmetic average of these results for the issue of the final invoice.
In the event of a greater difference and if one of the parties so requests, an umpire assay shall be made by an umpire laboratory to be mutually agreed who will be either:
Griffith, Britain
2 Perry Road, Witham
Essex, CM8 3TU
England, Great Britain
Or
Alfred H. Knight International Ltd
Eccleston Grange
Prescot Road
St. Helens

Merseyside WA10 3BQ — UK
· Should the umpire assay be the exact arithmetic mean of the exchanged assays then the umpire result shall be final; with such a case the cost of the umpire assay shall be borne equally by both parties.
· Should the umpire assay fall between the results of the two parties or coincide with either, the arithmetical mean of the umpire assay and the assay of the party that is the nearer one to the umpire shall be taken as the agreed assay. The cost of the umpire assay shall be borne by the party whose results of assay deviate the most with the umpire assay ones.
· Should the umpire assay fall outside the exchanged results, the assay of the party which is nearer the umpire shall be taken as agreed assay. The cost of this assay shall be borne by the other party.
Should one of the assay not be available within 45 calendar days after arrival, the parties will contact each other to determine the amount that KCO shall pay in addition to the provisional invoice. CTA will issue and send an additional invoice accordingly.
Should one of the assay not be available within 60 calendar days after arrival, the available assay will attest for the final invoicing.
The assay results, as defined here above will be final, compulsory and binding for each party and for all the purpose of this contract.
Based on the dry tonnage determined by the independent controller and the final assay results applicable to the Received Lot, CTA will issue the final invoice related to the Shipping. The invoice shall be transmitted to KCO via facsimile or electronic mail.
The original of the invoice shall be sent by express courier.
ARTICLE 6: APPOINTMENT
To facilitate the proper monitoring of the performance of this Contract, in particularly its transport and follow-up components, CENTRAL TRADING OF AFRICA Limited has appointed, irrevocably for this purpose, GEORGE FORREST INTERNATIONAL S.A. (GFI) a Belgian Company, Avenue Pasteur 9, 1300 Wavre, Belgium.
This mandate is recognised to be valid and not opposable by KCO.
This appointment shall remain in force until the expiration of this contract.
ARTICLE 7: NOTICES
All communications or notices, shall be delivered in person or sent by pre paid registered post, or by any other way under which the sender preserve a formal evidence of transmission and reception.
For CTA
CTA Ltd
c/o GFI SA
Avenue Pasteur, 9
1300 Wavre — Belgium
Email: wb.gfl@forrestgroup.com
Tel: + 32 10 23 96 80
Fax: + 32 10 23 96 89
For KCO
KCO
OMG Kokkola Chemicals Oy

Att : The President
P.O. Box 286
FIN-67101 Kokkola — Finland
Email : joran.sopo@eu.omgi.com
Telephone : +358 6 828 0111
Telecopy : +358 6 828 1009
Any change of adress will be taken into consideration only if it has been notified in wrtitting by a party to the other.
ARTICLE 8: DEFAULT PROCEDURE
Should any party remain under default of performing any of its obligations, or in the event of a default with the undertaken commitments, the injured party shall have the right to serve notice to the defaulting party by registered letter.
The defaulting party shall remedy the problem within a strict period of 15 calendar days as of the service of notice.
The very fact that the defaulting party falls to remedy the default within the 15-day period shall entitle the injured party to introduce the procedure provided in Article 15 infra.
If the default concerns the total or partial non-payment of an invoice drawn up according to this contract, CTA shall be entitled to cancel the contract, without prejudice to its rights for payment and indemnification.
ARTICLE 9: FORCE MAJEURE
All cases of force majeure shall be assessed in accordance with law. A case of force majeure is any act, situation, de facto or de jure, phenomenon or circumstance of an external, unforeseeable and irreversible nature beyond the reasonable control of the party that invokes it.
The party invoking a case of force majeure must notify the other within the ten days of becoming conscious thereof, by providing a detailed memorandum of the constituting facts. Such a case may be invoked only while it runs.
In the event of non-performance, by one of the parties, of its contractual obligations because of a case of force majeure, the period granted for the performance thereof shall be extended by the delay caused by said force majeure.
When the case of force majeure constitutes a definitive obstacle to the performance of this contract, either party may cancel it after consultation.
ARTICLE 10: REFERENCE DOCUMENT
This contract cancels and replaces all documents exchanged previously by and between the parties regarding the same purposes.
ARTICLE 11: AMENDMENT
Any amendment or addition to this contract shall come with effect only if done in writing and duly signed by both parties.
Should an amendment or a change have an effect on any other clause of this contract, the parties shall amend or change said other clauses to avoid any conflict between said clauses and the amendment.
ARTICLE 12: NO WAIVER

That fact that at any time whatsoever either party does not request for the performance of any provision of this contract, shall under no circumstances affect the right of that party to request this contract to be performed. The release by either party, at any time, from compliance with a provision of this contract by the other party shall at no time be misconstrued as a release by said party from all subsequent performance of the provision or a release from the performance of any other provision of this contract.
ARTICLE 13: VALIDITY OF THE CLAUSES AND HEADINGS
If a clause of this contract were to become null and void, such voidance shall not affect the other provisions or annexe of said contract. The parties shall endeavor, through negotiations conducted in good faith, to replace any provision of this contract that becomes null and void as well as any other provision thereby affected.
The headings of this contract are considered as references for convenience only and shall not affect or limit the meaning or interpretation of the provisions.
ARTICLE 14: INTERPRETATION
The parties recognize that the rights and obligations resulting out of this contract result from negotiations conducted between themselves in good faith; any possible ambiguity, gap or difficulty of interpretation shall be settled consequently not with regard to the stipulating or beneficiary party, but only with regard to the general and fair balance of the rights and obligations between the parties.
ARTICLE 15: AMICABLE SETTLEMENT
In the event of a dispute between the parties arising out of or related to this contract, the parties shall meet to find an amicable solution, prior to any court action and except in emergency cases. To this end, the parties (or their agents expressly designated for this purpose) shall meet within 15 days as of the date of a written notice served by the first party to take action to the other party, and shall consult and negotiate in good faith, taking their mutual interests into consideration, so as to reach a fair solution to the satisfaction of either parties.
Should the parties fail to a solution within a period of 30 days starting as of the date of notification, the courts upon the initiative of the first party to take action shall settle the dispute, complaint or problem.
Other than in cases of emergency, the foregoing reconciliation procedure shall be carried out beforehand, such that any court proceedings must be put in abeyance if the reconciliation procedure has not been carried out.
ARTICLE 16: COMPETENT COURTS — LANGUAGE
Any dispute of any kind between the parties not amicably settled shall be submitted to the courts of Brussels.
Belgian law only shall apply, but with no regard to those related to conflict of jurisdiction and to CISG.
In consequence whereof, the parties signed this contract drafted in French and in English, in triplicate, two originals for CTA and one for KCO, by their authorized representatives. The English version will be binding.
October 4th 2007.

/s/	/s/ Jöran Sopo
CTA	KCO

Appendix 1 — to the contract CTA/507/KCO
**
** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.